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                                                                   EXHIBIT 21.01

                          MotivePower Industries, Inc.
                            Corporate Legal Entities
                          Subsidiaries and Affiliates




MotivePower Industries Inc.
          M P International I
          M P International II
                    MotivePower Canada Corporation
          MotivePower Investments Limited
                    MotivePower USA Inc.
                    Boise Locomotive Company
                    Microphor Inc.
                    Young Radiator Company
                    Motorcoils Manufacturing Company
                              Motorcoils De Mexico, S.A. de C.V.
                              M.C.M. Technologia De Mexico, S.A. de C.V.
          MotivePower Foreign Sales Corporation
          Ontario Transit Limited
          MPI Noreste, S.A. de C.V.
          MPI de Mexico, S.A. de C.V.
                    WABCO J.V.
                              WABCOR
                              MPI de Mexico, S. de. R.I. de C.V.
                    MPI Pacifo Norte, S.A. de C.V.
          MPI Comercial, S.A. de C.V.
          Herzog J.V.
          MPI Comercial, S.A. de C.V.